Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 22, 2014, relating to the financial statements and financial highlights which appear in the October 31, 2014 Annual Report to Shareholders of Schroder Total Return Fixed Income Fund, Schroder U.S. Small and Mid Cap Opportunities Fund, Schroder Emerging Market Equity Fund, Schroder International Multi-Cap Value Fund, Schroder Absolute Return EMD and Currency Fund, Schroder Long Duration Investment-Grade Bond Fund, Schroder Broad Tax-Aware Value Bond Fund, Schroder Emerging Markets Multi-Cap Equity Fund, Schroder Emerging Markets Multi-Sector Bond Fund, Schroder Global Strategic Bond Fund, and Schroder Global Multi-Asset Income Fund (constituting Schroder Series Trust), which are also incorporated by reference into the Registration Statement.  We also consent to the reference to us under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

August 24, 2015